Exhibit 99.1

Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
Bryan Wheatly – Director, Investor Relations investors@profrac.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com

ProFrac Holding Corp. Completes Acquisition of REV Energy Holdings, LLC and Producers Services Holdings LLC, Adding Six Frac Fleets

WILLOW PARK, TX – January 3, 2023 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac” or the “Company”) today reported that it has closed on its previously-announced acquisition of REV Energy Holdings, LLC (“REV”), a privately owned pressure pumping service provider with operations in the Rockies and Eagle Ford. ProFrac acquired REV for $140 million, consisting of $70 million in ProFrac Class B common shares, approximately $39 million in seller-provided financing, and the balance with cash on hand and debt assumption of approximately $5.5 million. The purchase agreement also provides for up to $20 million of earn-out payments in the event REV achieves EBITDA of approximately $90 million in 2023. REV operates three premium frac fleets totaling 204,500 hydraulic horsepower that offer significant opportunity for upgrades through the additions of DGB engines and engine idle reduction systems.

ProFrac also closed the acquisition of Producers Services Holdings LLC (“Producers”), an employee-owned pressure pumping services provider serving Appalachia and the Mid-Continent. Under the terms of the agreement, ProFrac has acquired Producers for approximately $35 million of total transaction value, of which approximately half was paid in ProFrac Class A common shares. Through this transaction, ProFrac will add three fleets, of which two are currently active, totaling 200,000 HHP as well as a 50,000 square foot manufacturing facility located near Zanesville, OH, through which the Company plans to expand its manufacturing footprint to support Northeast operations. The Company expects the transaction to be accretive to earnings and cash flow in 2023.

With these transactions, ProFrac has expanded its geographic footprint to include the Rockies and Bakken, and increased its pressure pumping and manufacturing presence in the Northeast. By the end of January, ProFrac expects to have 45 active fleets, with an additional four electric fleets under construction that the Company expects to deploy in the first half of 2023.

Advisors

Brown Rudnick LLP and Lowenstein Sandler LLP served as legal advisor and merger clearance counsel, respectively, to ProFrac on the acquisition of REV. Piper Sandler served as REV’s exclusive financial advisor, and Sparkman + Foote LLP served as REV’s legal counsel. Brown Rudnick LLP served as legal counsel to ProFrac on the acquisition of Producers.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. Founded in 2016, the Company was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. For more information, please visit the Company’s website, https://www.pfholdingscorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as “may,” “should,” “would,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the anticipated benefits of the REV and Producers acquisitions; including, with (i) respect to REV, the Company’s expectation that such acquisition will increase its pressure pumping service capabilities, geographic footprint and active fleet count; and expectations regarding the Company’s plans and ability to upgrade the fleets to be acquired and (ii) with respect to Producers, the Company’s expectation that such acquisition will increase its pressure pumping services, manufacturing capabilities, geographic and manufacturing footprint and active fleet count; the Company’s expectations regarding expanding its Northeast manufacturing operations support capabilities; and the Company’s expectation that the acquisition will be accretive to the Company’s earnings and free cash flow. . Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to effectively scale the Company’s operations and integrate acquired assets, services and personnel into the Company’s existing business model; the risk that Company will not realize the anticipated benefits of the acquired businesses and operations; the Company’s ability to execute its business strategy and plans for growth, including with respect to the integration of REV and Producers; the failure to operationalize and upgrade, as applicable, the acquired operations, services and assets of REV and Producers in a timely manner or at all; risks relating to expanding manufacturing capabilities;; risks relating to the Company’s liquidity needs; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services; global and regional economic and financial conditions; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

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